Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2000 relating to the financial statements,which appears in High Speed Access Corp.'s 1999 Annual Report of Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Louisville, Kentucky
March 7, 2000